Exhibit 10.2

SECURED CONVERTIBLE PROMISSORY NOTE

$622,929.17	Dated: August 30, 2018

FOR VALUE RECEIVED, the undersigned, ARC Group, Inc., a Nevada corporation (“Borrower”), promises to pay to the order of Seenu G. Kasturi, an individual (“Lender”), in immediately available funds at the address of Lender, the principal amount of SIX HUNDRED TWENTY-TWO THOUSAND, NINE HUNDRED TWENTY-NINE DOLLARS AND SEVENTEEN CENTS ($622,929.17), or such lesser amount as shall then equal the outstanding principal hereunder, together with accrued and unpaid interest thereon, in accordance with the terms hereof.

1. Terms of Repayment. The principal amount of this Secured Convertible Promissory Note (this “Note”), together with any accrued and unpaid interest thereon, shall be due and payable in full on the earlier of: (a) the fifth (5th) anniversary of the date hereof; or (b) the date that Lender demands repayment in full by providing written notice thereof to Borrower (the “Maturity Date). Interest on the outstanding principal balance of this Note shall accrue at the rate of six percent (6%) per annum and shall be payable in full on the Maturity Date. Borrower shall not have the right to prepay the principal amount of this Note, in whole or in part. Unless otherwise agreed or required by applicable law, all payments will be applied first to any charges, costs, expenses or late fees then owed to Lender, next to accrued and unpaid interest, with any balance applied to principal.

2. Security. This Note is secured by all of the assets of Borrower (collectively, the “Collateral”). Lender shall be entitled to all the benefits of the security, provided that Lender shall not be obligated to proceed first against the Collateral, but may proceed directly on this Note. In the event the Holder proceeds against the Collateral and the proceeds of same are inadequate to pay any amounts due on this Note, Borrower shall remain liable for any deficiency.

3. Optional Conversion.

(a) Conversion Right. Notwithstanding anything in this Note to the contrary, Lender shall have the right (the “Conversion Right”), at Lender’s option, at any time on or after the date hereof and from time to time, to convert all or any portion of the outstanding principal of this Note, together with accrued and unpaid interest payable thereon (collectively, the “Conversion Amount”), into fully paid and nonassessable shares of Borrower’s Class A common stock, par value $0.01 per share (“Common Stock”), at the Conversion Rate (as defined below) in accordance with the provisions of this Section 3.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3 shall be determined by dividing: (i) the Conversion Amount, by (ii) $1.36 (the “Conversion Rate”). Borrower shall not issue any fraction of a share of Common Stock upon any conversion.  If the conversion would result in the issuance of a fraction of a share of Common Stock, Borrower shall round such fraction of a share of Common Stock up to the nearest whole share.

(c) Conversion Procedure. In the event Lender wishes to exercise its Conversion Right hereunder, Lender will provide Borrower with written notice of conversion (each such notice, a “Conversion Notice”) specifying: (i) the amount of outstanding principal hereunder that Lender wishes to convert into shares of Common Stock; (ii) the amount of accrued and unpaid interest hereunder that Lender wishes to convert into shares of Common Stock; (iii) the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued; and (iv) the address or addresses to which such certificates shall be delivered. The Conversion shall be deemed to have been effected on the date the Conversion Notice is delivered to Borrower (the “Conversion Date”). Within 10 business days after the Conversion Date, Borrower shall issue and deliver to the address designated in the Conversion Notice, a stock certificate or stock certificates of Borrower representing the number of shares of Common Stock to which Lender is entitled. Borrower shall pay any and all taxes and other fees that may be payable with respect to the issuance and delivery of the shares of Common Stock upon conversion of any Conversion Amount.

4. Events of Default.

(a) Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

(i) Failure to Pay. Borrower fails to pay any principal or accrued and unpaid interest when and as due hereunder, and such failure continues for a period of 10 days after written notice thereof is received from Lender.

(ii) Insolvency and Bankruptcy. Any of the following events occurs: (A) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; (B) Borrower applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Borrower or any property thereof, or makes a general assignment for the benefit of creditors, or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or for a substantial part of the property of any thereof and is not discharged within 90\ days; (C) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of Borrower, and if such case or proceeding is not commenced by Borrower, it is consented to or acquiesced in by Borrower, or remains undismissed for 90 days; or (D) Borrower takes any action to authorize, or in furtherance of, any of the foregoing.

(iii) Securities Ownership. The acquisition of, or the execution of an agreement for the acquisition of, in one or a series of transactions, the direct or indirect beneficial ownership in the aggregate of the securities of Borrower representing more than fifty percent (50%) of the total combined voting power of Borrower’s then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert, that is not Borrower or that is not affiliated (within the meaning of the Securities Act of 1933, as amended) with Borrower as of the date hereof.

(iv) Sale of Assets. A sale of, or the execution of an agreement providing for any person to acquire, all or substantially all of the assets of Borrower.

(v) Merger or Consolidation. A merger, reorganization or consolidation of Borrower into another corporation or entity (other than a subsidiary of Borrower) pursuant to which the separate legal existence of Borrower terminates.

(b) Acceleration. Upon the occurrence of any Event of Default or at any time during the continuance of any Event of Default, Lender may, at its election, declare all or any portion of the outstanding principal and accrued and unpaid interest thereon to be immediately due and payable subject to any notice and cure provisions specified herein. In the event Lender makes such a declaration, the interest rate on the Note shall immediately increase to twelve percent (12%) per annum.

5. Agreements of Borrower. Borrower and any other party now or hereafter liable for the payment of this Note, in whole or in part, hereby severally: (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note; (b) agree to the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required to first institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to enforce its rights against them; and (d) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

6. Maximum Interest Rate. Any interest rate provided for hereunder that exceeds the maximum interest rate permitted by applicable law shall be reduced to such maximum interest rate and any interest in excess of such maximum rate paid to Lender shall be applied to reduce the principal balance of this Note so that in no event shall Lender receive or be entitled to receive interest in excess of the maximum amount permitted by applicable law.

7. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement.  Neither party relied upon any representation or warranty, whether written or oral, made by the other party or any of its officers, directors, employees, agents or representatives, in making its decision to enter into this Agreement.

8. Amendments. This Note may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought. Any amendment effected in accordance with this Section 8 shall be binding upon Lender, each future holder and Borrower. No waivers of, or exceptions to, any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

9. Successors and Assigns. This Note shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns; provided, however, that Borrower may not transfer, pledge, hypothecate or assign this Note or any interest herein without the prior written consent of Lender. All references in this Note to “Borrower” and “Lender” shall be deemed to apply to Borrower and Lender, respectively, and to their respective successors and assigns.

10. Severability. If any provision of this Note or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Note shall remain in full force and effect and shall be reformed to render this Note valid and enforceable while reflecting to the greatest extent permissible the intent of the parties hereto.

11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

12. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to Borrower or Lender.

13. Counterparts. This Note may be executed and delivered electronically in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Borrower, intending to be legally bound hereby, and intending this to be a sealed instrument, has caused this Note to be duly executed on the day and year first above written.

BORROWER:

ARC Group, Inc.

/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

Acknowledged and Agreed:

LENDER:

Seenu G. Kasturi

/s/ Seenu G. Kasturi
Seenu G. Kasturi, an individual

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